Exhibit 99.1

Vivos Therapeutics Announces Landmark Clinical Trial Results in Pediatric Obstructive Sleep Apnea Treatment

The European Journal of Pediatrics publishes the first-ever multicenter clinical trial results demonstrating that the Vivos DNA appliance — part of the company’s C.A.R.E. line of devices— is both safe and effective for children with OSA

LITTLETON, Colo., Sept. 17, 2025 (GLOBE NEWSWIRE) — Vivos Therapeutics, Inc. (“Vivos” or the “Company’’) (NASDAQ: VVOS), a leading medical device and technology company specializing in the development and commercialization of highly effective proprietary treatments for sleep related breathing disorders, including obstructive sleep apnea (OSA), today announced first time, peer-reviewed published data confirming that the Vivos DNA (Daytime-Nighttime Appliance®) is both safe and efficacious in treating children suffering from OSA.

Results from a multicenter clinical trial, now published in the European Journal of Pediatrics, represent a significant milestone in the fight against one of the most underdiagnosed and undertreated pediatric health conditions. The DNA appliance is part of Vivos’ Complete Airway Repositioning and Expansion (“C.A.R.E.”) line of devices.

According to recent published research estimates, up to 20.4% of U.S. children — as many as 10 million — are living with pediatric OSA, a condition linked to ADHD behaviors, allergies, bedwetting, reduced IQ, aggressive behavior, and academic struggles. Alarmingly, up to 90% of these children remain undiagnosed. For those who are diagnosed, the current standard of care is adenotonsillectomy (AT) surgery, which is invasive, painful, and only effective for 20–40% of pediatric patients — with symptoms recurring in up to a quarter of cases.

Groundbreaking Results with the Vivos DNA Appliance

This new trial revealed remarkable outcomes in pediatric patients whose OSA was treated with the DNA appliance:

●	77% of participants experienced at least a 50% reduction in OSA severity.

●	Among children with severe OSA, 93% reached a 50% reduction in OSA severity.

●	17% of patients in the study achieved complete resolution of their OSA.

●	Airway volume increased by an average of 67.8%, a primary endpoint of the study.

●	Pediatric Sleep Questionnaire (PSQ) symptom scores decreased by 31%, a statistically significant improvement.

“We believe this data signals a new era in pediatric OSA treatment,” said Kirk Huntsman, Chairman and CEO of Vivos Therapeutics. “For over a century, surgery has been the go-to treatment for children with OSA. With these results, parents and providers now have strong evidence supporting our DNA appliance as a safe, non-surgical alternative. No child should face invasive surgery without first considering our FDA cleared appliance available through Vivos-trained healthcare providers.”

Mounting Clinical Data in Support of Non-Surgical Alternatives

This latest study adds to a growing body of evidence supporting Vivos’ oral appliance therapies for pediatric patients. Since publication, certain authors of the study have been invited to present the findings of this and other Vivos research to medical and dental audiences around the world. Recently, lead author Clete A. Kushida, MD, PhD, Director of the Stanford Center for Human Sleep Research at Stanford University, presented the results of a separate new study highlighting the safety and efficacy of Vivos C.A.R.E device technology at the World Sleep Congress 2025 in Singapore. Dr. Kushida chairs Vivos’ Medical Advisory Board and has co-authored a number of papers on Vivos device technology.

In addition to the DNA appliance and other C.A.R.E devices, Vivos also offers Vivos Guides — specialized devices designed for guided jaw growth and development in children. These appliances are intended to support proper craniofacial growth at an early age, which may help children avoid the need for obstructive sleep apnea treatment later in life. Clinical data also shows that Vivos Guides can help alleviate symptoms associated with underdeveloped jaw growth, including ADHD behaviors and nocturnal enuresis (bedwetting).

●	In one study, Vivos Guides virtually eliminated bedwetting in children, with 50% seeing results within two weeks and 97.4% resolving within 60 days.

●	Another study showed that 61% of children with OSA reported their ADHD symptoms were completely resolved or rarely occurred after just seven months of treatment.

●	A third study found that 90% of children had their OSA symptoms completely resolved after a similar treatment period.

Healthcare providers trained in the Vivos Method also integrate FDA 510(k)-cleared adjunctive therapies, including laser treatments to address swollen tonsils, which may provide near-term relief alongside long-term airway development.

About Vivos Therapeutics

Vivos Therapeutics, Inc. (NASDAQ: VVOS) is a medical technology company focused on developing and commercializing innovative diagnostic and treatment methods for patients suffering from breathing and sleep issues arising from certain dentofacial abnormalities such as obstructive sleep apnea (OSA) and snoring in adults. Vivos’ devices have been cleared by the U.S. Food and Drug Administration (FDA) for adult patients diagnosed with all severity levels of OSA and moderate-to-severe OSA in children ages 6 to 17. Vivos’ groundbreaking Complete Airway Repositioning and Expansion (CARE) devices are the only FDA 510(k) cleared technology for treating severe OSA in adults and the first to receive clearance for treating moderate to severe OSA in children.

OSA affects over 1 billion people worldwide, yet 90% remain undiagnosed and unaware of their condition. This chronic disorder is not just a sleep issue—it’s closely linked to many serious chronic health conditions. While the medical community has made strides in treating sleep disorders, breathing and sleep health remain areas that are still not fully understood. As a result, legacy OSA treatments like CPAP are often mechanistic and fail to address the root causes of OSA.

Founded in 2016 and based in Littleton, CO, Vivos is working to change this. Through innovative technology, education, and acquisitions of, or commercial collaborations with, sleep healthcare providers, Vivos is empowering healthcare providers to more thoroughly address the complex needs of OSA patients.

Vivos calls the use of its appliances and protocols to treat OSA The Vivos Method, which offers a proprietary, clinically effective solution that is nonsurgical, noninvasive, and nonpharmaceutical, providing hope to allow patients to Breathe New Life.

For more information, visit www.vivos.com.

Cautionary Note Regarding Forward-Looking Statements

This press release and the statements of the Company’s management and other parties made in connection therewith, contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events. Words such as “may”, “would”, “should”, “expects”, “projects,” “potential,” “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates”, “goal”. “aim” and variations of such words and similar expressions are intended to identify forward-looking statements. In this press release, forward-looking statements include, without limitation, those relating to the actual future impact of the clinical trial results described herein on general patient outcomes and Vivos’ future revenues and results of operations. These statements involve significant known and unknown risks and are based upon several assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond Vivos’ control. Vivos’ filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, Vivos expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Vivos’ expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.

Media Inquiries:

Karla Jo Helms
JOTO PR™
727-777-4629
jotopr.com

Investor Inquiries:

R. Kirk Huntsman
Chief Executive Officer
investors@vivoslife.com